EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2017, relating to the consolidated financial statements of RBB Bancorp, which appears in the Prospectus in Registration Statement on Form S-1 (No. 333-219018).

Laguna Hills, California

August 2, 2017